                                                                    Exhibit 10.4

                              AMENDED AND RESTATED
                            SECURED PROMISSORY NOTE


$25,500,000                                                    Chicago, Illinois
                                                              September 24, 1996

     THIS AMENDED AND RESTATED SECURED PROMISSORY NOTE AMENDS AND RESTATES COMPLETELY THAT CERTAIN PROMISSORY NOTE SECURED BY MORTGAGE DATED JUNE 12, 1989 MADE BY MUTUAL BENEFIT CHICAGO MARRIOTT SUITE HOTEL PARTNERS, L.P., A RHODE ISLAND LIMITED PARTNERSHIP, IN FAVOR OF NATIONAL BANK OF CANADA IN THE FACE PRINCIPAL AMOUNT OF $25,500,000. THIS AMENDED AND RESTATED SECURED PROMISSORY
NOTE IS SECURED BY, AMONG OTHER INSTRUMENTS, THE "MORTGAGE", THE "ASSIGNMENT OF RENTS", AND THE "SECURITY AGREEMENT", AS SUCH TERMS ARE HEREINAFTER DEFINED.

     FOR VALUE RECEIVED, MUTUAL BENEFIT CHICAGO MARRIOTT SUITE HOTEL PARTNERS, L.P., a Rhode Island limited partnership ("Borrower"), hereby promises to pay to the order of NATIONAL BANK OF CANADA, New York, a duly licensed branch of National Bank of Canada, a Canadian bank ("Lender"), in the manner provided hereinafter, the principal sum of TWENTY-FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($25,500,000) with interest thereon, as follows:

     1.   Certain Definitions.  As used herein, the following terms shall have
          -------------------
the indicated meanings, and all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement:

     1.1  Accounting Period.  Each Accounting Period shall commence at 12:01
          -----------------
     a.m. local time on a Saturday and shall end at midnight on the Friday that is the twenty-eighth (28th) day of said Accounting Period. Each Accounting Period shall commence immediately following the last day of the previous Accounting Period. The first Accounting Period of each Fiscal Year shall commence on the first day of said Fiscal Year and the last Accounting Period of each Fiscal Year shall end on the last day of said Fiscal Year. As stated above, each Accounting Period shall contain twenty-eight (28) days; provided, however, that in certain Fiscal Years one of the Accounting Periods shall contain thirty-five (35) days if necessary in order to cause the last day of the last Accounting Period to coincide with the last day of the Fiscal Year in question.

          1.2  Accrual Rate.  The respective rates of interest per annum set
               ------------
     forth below with respect to the calendar years set forth below:

      Accrual Rate
       per Annum                                   Calendar Year
     --------------                                -------------

          0.0%                                              1996
         0.25%                                              1997
         0.25%                                              1998
         0.50%                                              1999
         1.00%                                              2000
         1.50%                                              2001

     ; provided, however, that (i) the Accrual Rate for calendar year 2000 shall be reduced to 0.50% (retroactive to January 1, 2000) (the "Reduced Year 2000 Accrual Rate") if Borrower repays the Indebtedness in full (other than following an acceleration of the Indebtedness by Lender following an Event of Default) on or before December 31, 2000 and (ii) the Accrual Rate for calendar year 2001 shall be reduced to 0.75% (retroactive to January 1, 2001) (the "Reduced Year 2001 Accrual Rate") if Borrower repays the Indebtedness in full (other than following an acceleration of the Indebtedness by Lender following an Event of Default) on or before June 11, 2001. If an Interest Period falls partially within one calendar year and partially within the next calendar year, the Accrual Rate for said Interest Period shall be adjusted (as of the first day of the new calendar year) in accordance with the schedule of Accrual Rates set forth above.

          1.3  Accrual Rate Interest.  As defined in Section 2.1 hereinbelow.
               ---------------------

          1.4  Additional Accrued Interest.  As defined in Section 2.1(c)
               ---------------------------
     hereinbelow.

          1.5  Affiliated Party.  (i) Any member, shareholder, partner, officer,
               ----------------
     director, agent or fiduciary of or for Borrower, (ii) any Person that controls, is controlled by or is under common control with Borrower, (iii) any Person that owns, directly or indirectly, 10% or more of the legal or beneficial interests in Borrower, and (iv) any Person in which Borrower or any member, shareholder, partner, officer, director, agent or fiduciary of or for Borrower owns 10% or more of the legal or beneficial interests. For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "controlled" has a meaning correlative to the foregoing.

          1.6  Annual Operating Projection.  As defined in the Loan Agreement.
               ---------------------------

          1.7  Assignment of Rents.  As such term is defined in the Loan
               -------------------
     Agreement.

          1.8  Business Day.  A day on which banks are open for business in New
               ------------
     York, New York and on which major American money banks are also dealing in Dollar deposits in the London Interbank Market.

          1.9  Base Rate.  The rate of interest per annum determined as follows:
               ---------

               (a) If the Fixed Rate Election is not duly exercised by Borrower in accordance with the terms hereof, the Base Rate for each Interest Period during the term hereof shall be equal to the LIBOR Based Rate; and

               (b) If the Fixed Rate Election is duly exercised by Borrower in accordance with the terms hereof, then:

                    (i) The Base Rate for each Interest Period commencing prior to the Conversion Date shall be equal to the LIBOR Based Rate; and

                    (ii) The Base Rate applicable during the term hereof from
               and after the Conversion Date shall be equal to the Fixed Rate.

          1.10  Base Management Fee.  The "Base Management Fee," in an amount
                -------------------
     equal to three percent (3%) of Gross Revenues, payable to the Manager by Borrower pursuant to the Management Agreement.

          1.11  Base Rate Interest.  As defined in Section 2.1(a) hereinbelow.
                ------------------

          1.12  Consultant's Fee.  As defined in the Loan Agreement.
                ----------------

          1.13  Contingent Management Fees.  Shall have the meaning ascribed
                --------------------------
     thereto in Management Agreement.

          1.14  Contract Rate.  With respect to each Interest Period, the rate
                -------------
     of interest per annum equal to the Base Rate plus the Accrual Rate, as the same shall be in effect with respect to said Interest Period.

          1.15  Contract Rate Interest.  As defined in Section 2.1(a)
                ----------------------
     hereinbelow.

          1.16  Conversion Date.  If Borrower shall have duly given the Fixed
                ---------------
     Rate Election Notice in accordance with Section 2.4(b) hereinbelow, the
                                                     ------
     "Conversion Date" shall be the date from and after which the Base Rate is equal to the Fixed Rate.

          1.17  Cost of Funds Quote.  As defined in Section 2.4(a) hereinbelow.
                -------------------

          1.18  Cost of Funds Quote Request.  As defined in Section 2.4(b)
                ---------------------------
     hereinbelow.

          1.19  Cumulative NOI Threshold Amount.  "Cumulative NOI Threshold
                -------------------------------
     Amount" means, as of any given date, the sum of the respective NOI Threshold Amounts applicable to each Fiscal Year or portion thereof falling within the period from and after the date hereof, through and including the date in question.

          1.20  Deductions.  Shall have the meaning ascribed thereto in the
                ----------
     Management Agreement.

          1.21  Default Rate.  If the Conversion Date has not yet occurred, (i)
                ------------
     three percent (3%) per annum plus the Base Rate through and including the
                                  ----
     last day of the then current Interest Period, and (ii) at all times thereafter, three percent per annum plus the Reference Rate determined by
                                         ----
     Lender from time to time. If the Conversion Date has occurred, three percent (3%) per annum plus the Base Rate that became effective as of the
                            ----
     Conversion Date.

          1.22  Deferred Prepayment Interest.  Collectively, all Deferred Year
                ----------------------------
     2000 Prepayment Interest and Deferred Year 2001 Prepayment Interest.

          1.23  Deferred Year 2000 Prepayment Interest.  As defined in Section
                --------------------------------------
     2.8(d) hereinbelow.

          1.24  Deferred Year 2001 Prepayment Interest.  As defined in Section
                --------------------------------------
     2.8(e) hereinbelow.

          1.25  Dollars.  "Dollar(s)," whether or not capitalized, and the sign
                -------
     "$" shall mean lawful money of the United States of America.

          1.26  Excess Cash Flow.  With respect to any given period of time,
                ----------------
     Excess Cash Flow shall mean the Net House Profit with respect to said period of time, to the extent remaining after application to the following to the extent that said items are then due and payable (Borrower hereby acknowledging that pursuant to the Loan Agreement, Borrower is obligated to cause Net House Profit to be applied in said order of priority and to apply the remainder (i.e., the Excess Cash Flow) as provided in Section 2.3 hereof):

               (a) rent and other charges then due and payable to the ground lessor under the Ground Lease;

               (b)  Base Rate Interest;

               (c)  Scheduled Principal Payments;

               (d) any Incentive Management Fee or Contingent Management Fees due and payable to Manager in accordance with Article V of the Management Agreement.

               (e) actual out-of-pocket expenses incurred by Borrower to parties that are not Affiliated Parties and are not employees of Borrower or any Affiliated Party (with the exception of Host Marriott Corporation, but only to the extent that the compensation paid to Host Marriott Corporation does not exceed the amounts that would be payable at arm's-length) in connection with the administration of Borrower's limited partnership structure, provided that said amount shall not include overhead not specifically attributable to the Borrower entity and shall not exceed $75,000 in any given Fiscal Year (which amount shall be ratably adjusted for partial Fiscal Years during the term hereof based upon the number of days in said Fiscal Year that fall within the term hereof);

               (f) any Lender's Expenses not previously repaid;

               (g) any portion of the Restructuring Fee not previously repaid;

               (h) any Consultant's Fees incurred by Lender in an NOI Shortfall Year; and

               (i) any "Permitted Payments" (as such term is defined in the Subordination Agreement of even date herewith between Lender and Manager) payable to Manger from time to time by Borrower.

          1.27  Excess Cash Flow Payments.  As defined in Section 2.3
                -------------------------
     hereinbelow.

          1.28  FF&E Account.  As defined in the Loan Agreement.
                ------------

          1.29  Fiscal Year.  A period of thirteen (13) Accounting Periods,
                -----------
     ending at midnight on the Friday closest to December 31st in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. A partial Fiscal Year during the term of this Note shall, for purposes of this Note, constitute a separate Fiscal Year.

          1.30  Fixed Rate.  The rate of interest per annum equal to Lender's
                ----------
     Cost of Funds, determined on the Conversion Date in the manner provided in this Note, plus 2.5% per annum, computed on the basis of a 360-day year and the actual number of days elapsed.

          1.31  Fixed Rate Election.  As defined in Section 2.4(b) hereinbelow.
                -------------------

          1.32  Fixed Rate Election Notice.  As defined in Section 2.4(b)
                --------------------------
     hereinbelow.

          1.33  Full Prepayment.  As defined in Section 2.8 hereinbelow.
                ---------------

          1.34  Gross Revenues.  Shall have the meaning ascribed thereto in the
                --------------
     Management Agreement.

          1.35  Ground Lease.  The Ground Lease, the lessee's interest in which
                ------------
     has heretofore been assigned to Borrower, originally made and dated as of June 16, 1986 by and between Marriott Corporation, a Delaware corporation, as lessee, and Simon-Rosemont Developers, as lessor, a memorandum of which was recorded on April 3, 1987 as Document 3604964, as amended by First Amendment to Lease recorded on April 3, 1987 as Document 36049654, as further amended by Second Amendment to Lease recorded on February 9, 1989 as Document 89063670, and as further supplemented and amended by those documents identified on Exhibit E to the Mortgage.

          1.36  Incentive Management Fee.  Shall have the meaning ascribed
                ------------------------
     thereto in the Management Agreement.

          1.37  Indebtedness.  "Indebtedness" means, in the aggregate, all
                ------------
     obligations of Borrower, of any kind or nature, evidenced or secured by one or more of the Loan Documents.

          1.38  Interbank Market.  Any interbank market, whether located in
                ----------------
     London, England or in any other location satisfactory to Lender, where Lender, or any branch, subsidiary, parent or affiliate of Lender, may purchase or sell deposits of U.S. dollars to other banks for fixed periods.

          1.39  Interest Period.  Each Interest Period shall commence on the
                ---------------
     24th day of a calendar month and shall continue through and including the 23rd day of the calendar month that is three (3) months thereafter. The first Interest Period shall commence on

     September 24, 1996 and end on December 23, 1996. Each successive Interest Period shall commence on the date following the expiration of the previous Interest Period. Notwithstanding the foregoing, the final Interest Period shall end on the Maturity Date and may, accordingly, be a shorter period of time than the other Interest Periods.

          1.40  Lender's Cost of Funds.
                ----------------------

          (a) For the purposes of this definition, the term "Cost of Funds," with respect to Lender or any of its Participants, considered separately, shall mean the rate of interest per annum equivalent to the yield to maturity at which said party can effectively borrow funds in a wholesale market selected by said party in an amount equal to the then outstanding balance of principal under this Note therein (or, in the case of a Participant, each Participant's respective percentage thereof) for a period of time equivalent to the scheduled term remaining under this Note from and after the proposed Conversion Date. In determining said yield, effect shall be given to (i) all commissions that would be incurred or payable in connection with the sale of said party's obligations, and (ii) the effective cost to said party of any then existing reserve requirement (including, but not limited to, all basic supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such period) which is imposed under Regulation D for determining reserve requirements applicable to obligations of said party of the type in question or any other then applicable regulation of the Board of Governors of the Federal Reserve System, which prescribes reserve requirements applicable to obligations of said party of the type in question. The utilization of the foregoing definition in determining said party's Cost of Funds shall not obligate said party to actually borrow funds in order to determine any rate of interest based on said party's Cost of Funds. As employed above, the term "then outstanding balance of principal" shall mean the principal balance under this Note that is reasonably projected by Lender to be outstanding as of the first day of the next Interest Period.

          (b) As employed herein, the term "Lender's Cost of Funds," determined as of any given time, shall mean either (i) the Cost of funds of Lender determined as of said time, if Lender has no Participants in the Loan, or
     (ii) the weighted average (based upon their relative percentage interests in the Loan) of Lender's Cost of Funds and each of its Participant's respective Cost of Funds.

          (c) The "Cost of Funds Quote," the "Final Cost Quote" and the "Rate Set Notice" (as such terms are employed in Section 2.4 hereinbelow) shall be conclusive (in the absence of manifest error) in establishing Lender's Cost of Funds at the time or times in question.

          1.41  Lender's Expenses.  The fees, costs and expenses incurred by
                -----------------
     Lender in connection with the restructuring of the Original Loan, including without limitation (i) Borrower's failure to repay the Original Loan prior to maturity (including all such amounts incurred by Lender in anticipation of Borrower's failure to repay the Original Loan prior to maturity) or (ii) the negotiation, preparation and execution of the Loan Documents and all term sheets or agreements preliminary thereto, are referred to herein as "Lender's Expenses." Pursuant to the Loan Agreement, Lender shall notify Borrower, within sixty (60) days following the date hereof, as to the amount of Lender's Expenses. Concurrently herewith, Lender has advised Borrower as to the amount of Lender's Expenses as estimated by Lender.


          1.42  LIBOR.  For each Interest Period, the interest rate quoted by
                -----
     Lender (or money center reference banks selected by Lender) as the rate of interest per annum (computed on the basis of a three hundred sixty (360)- day year) at which a deposit in Dollars in a sum equal to the then outstanding balance of principal under this Note is offered to Lender (or said money center reference banks selected by Lender) in the Interbank Market at approximately 11:00 a.m. (London time) on the date that is two
     (2) Business Days prior to the first date of said Interest Period for the term of said Interest Period. The use of such offered interest rate to define the LIBOR Based Rate shall not obligate Lender (or any money center reference bank) to accept a deposit in order to charge interest at the LIBOR Based Rate. As employed above, the term "then outstanding balance of principal" shall mean the principal balance under this Note that is reasonably projected by Lender to be outstanding as of the first day of the Interest Period in question.

          1.43  LIBOR Based Rate.  For any given Interest Period, the sum of (1)
                ----------------
     the quotient of (a) LIBOR for said Interest Period (determined as provided hereinabove) divided by (b) one minus the Reserve Requirement, if required by present or future regulations (expressed as a decimal and rounded upward, if necessary, to the next higher .001%, plus (2) 2.0% per annum, computed on the basis of a three hundred sixty (360)-day year and the actual number of days elapsed. Although Lender shall have no obligation to furnish such a certificate, a certificate of Lender as to the LIBOR Based Rate in effect with respect to any given Interest Period shall be conclusive (in the absence of manifest error) for the purposes of this Note and the other Loan Documents as to the LIBOR Based Rate in effect for any given Interest Period.

          1.44  Loan.  The loan evidenced by this Note and secured by the Loan
                ----
     Documents hereinafter described.

          1.45  Loan Agreement.  The Amended and Restated Loan Agreement of even
                --------------
     date herewith between Borrower and Lender.

          1.46  Loan Documents.  As defined in the Loan Agreement.
                --------------

          1.47  Management Agreement.  The Management Agreement by and between
                --------------------
     the Borrower and the Manager dated as of June 12, 1989.

          1.48  Manager.  Marriott International, Inc., a Delaware corporation.
                -------

          1.49  Maturity.  The date that is the earlier to occur of (i) the
                --------
     Maturity Date, (ii) the date upon which the Indebtedness shall be accelerated by Lender, or (iii) the date of any Permitted Prepayment. All references herein to payment "at Maturity" shall mean payment on the date on which Maturity occurs, and all references herein to an amount becoming due and payable "at Maturity" shall mean that said amount is due and payable on the date on which Maturity occurs.

          1.50  Maturity Date.  June 12, 2001.
                -------------

          1.51  Maximum Amount.  As such term is defined in Section 9
                --------------
     hereinbelow.

          1.52  Mortgage.  As defined in the Loan Agreement.
                --------

          1.53  Net House Profit.  Shall have the meaning ascribed thereto in
                ----------------
     the Management Agreement, provided however that in determining Net House Profit, there shall be no double counting, either in terms of including a single item more than once in the deductions made in determining Net House Profit, or in terms of excluding an item from Gross Revenues and, at the same time, deducting said item in determining Net House Profit. Furthermore, notwithstanding the fact that the definitions of Gross Revenues, Deductions and Net House Profit under this Note have the same meanings as are set forth in the Management Agreement, if the amount characterized by Manager as constituting Net House Profit for the purposes of Section 5.01(B)(1) of the Management Agreement for any given period of time is, for any reason, greater than the amount that might otherwise be derived by the application of said definitions, and if said greater amount has been agreed to or acquiesced in by Borrower for purposes of the Management Agreement, then said greater amount shall constitute Net House Profit for the period in question for the purposes of this Note and the other Loan Documents; provided that the adjustments made pursuant to this sentence shall not be made, as to any given Fiscal Year, until the final accounting statements for said Fiscal Year have been furnished in accordance with clause (iii) of Article 7 of the Loan Agreement.

          1.54  NOI Threshold Amount.  "NOI Threshold Amount" shall mean, with
                --------------------
     respect to each Fiscal Year or portion thereof during the term of this Note, the respective amount set forth on Exhibit A attached hereto opposite the listing of said Fiscal Year. Said amount shall be prorated for periods of less than the full period contemplated in Exhibit A based upon the number of days in the period in question, divided by the number of days in the full period contemplated in Exhibit A.

          1.55  NOI Shortfall Year.  NOI Shortfall Year means any Fiscal Year or
                ------------------
     portion thereof falling during the term of this Note with respect to which Net House Profits are less than the NOI Threshold Amount.

          1.56  Original Loan.  As defined in the Loan Agreement.
                -------------

          1.57  Partial Prepayment.  As defined in Section 2.8 hereinbelow.
                ------------------

          1.58  Participant.  Any holder from time to time of a participation
                -----------
     interest in the Loan, as contemplated pursuant to Section 12.17 of the Loan Agreement.

          1.59  Payment Date.  The day immediately following the last day of
                ------------
     each Interest Period. Notwithstanding the foregoing, whenever any payment on this Note is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note; provided, however, that if the day on which payment is due is not a
           --------  -------
     Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

          1.60  Permitted Prepayment.  As defined in Section 2.8 hereinbelow.
                --------------------

          1.61  Person.  "Person" means an individual, corporation, partnership,
                ------
     trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          1.62  Prepayment.  As defined in Section 2.8 hereinbelow.
                ----------

          1.63  Prime Rate.  "Prime Rate" at any time shall mean the rate of
                ----------
     interest per annum then most recently announced by Lender at its New York branch as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Lender. Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. A certificate of Lender as to its Prime Rate in effect on any day shall be conclusive (in the absence of manifest error) for purposes hereof as to the Prime Rate in effect on such day. If Lender shall not announce such a rate at its New York branch, or shall not have a New York branch, then the term "Prime Rate" shall mean the prime rate or base rate from time to time announced by an American money center bank designated by Lender.

          1.64  Property.  The Borrower's leasehold interest in certain real
                --------
     property pursuant to the Ground Lease, and the Borrower's ownership interest in the improvements thereto and the personal property associated therewith, all referred to collectively in the Loan Agreement as the "Property."

          1.65  Rate Set Notice.  As defined in Section 2.4(c) hereinbelow.
                ---------------

          1.66  Reduced Year 2000 Accrual Rate.  As defined in the definition of
                ------------------------------
     Accrual Rate.

          1.67  Reduced Year 2001 Accrual Rate.  As defined in the definition of
                ------------------------------
     Accrual Rate.

          1.68  Reference Rate.  "Reference Rate" at any time shall mean the
                --------------
     Prime Rate plus one (1) percent per annum.

          1.69  Regulation D.  Regulation D of the Board of Governors of the
                ------------
     Federal Reserve System from time to time in effect, and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          1.70  Regulatory Change.  "Regulatory Change" means any change after
                -----------------
     the date hereof in the United States federal, state, or municipal laws or regulations or foreign laws or regulations (including Regulation D) applying to a class of banks including Lender, or the adoption or making after the date of this Note of any interpretations, directives or requests under any such United States, federal, state, or municipal laws or regulations or any foreign laws or regulations (whether or not having the force of law) applying to a class of banks including Lender by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          1.71  Reserve Requirement.  With respect to any Interest Period, the
                -------------------
     daily average during such Interest Period of the maximum aggregate reserve requirement (including, but not limited to, all basic supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such period) which is imposed under Regulation D for determining reserve requirements applicable to "Eurocurrency Liabilities" of Lender pursuant to Regulation D or any other then applicable regulation of the Board of Governors of the Federal Reserve System, which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

          1.72  Restructuring Fee.  An amount equal to $191,250, as described
                -----------------
     more fully in the Loan Agreement.

          1.73  Security Agreement.  As defined in the Loan Agreement.
                ------------------

          1.74  Scheduled Principal Payments.  As defined in Section 2.2
                ----------------------------
     hereinbelow.

     2.   Principal and Interest.
          ----------------------

     Section 2.1  Interest.
                  --------

          (a) From and after the date hereof, the unpaid principal balance of this Note shall bear interest prior to Maturity at the Contract Rate. Said interest is referred to herein as "Contract Rate Interest." That portion of the Contract Rate Interest consisting of interest accruing from time to time at the Base Rate on the unpaid principal balance of this Note, is referred to herein as "Base Rate Interest." Borrower shall pay to Lender all accrued and unpaid Base Rate Interest in arrears on each Payment Date, in addition to the Scheduled Principal Payments required to be paid by Borrower pursuant to Section 2.2 hereinbelow.

          (b) All accrued and unpaid Contract Rate Interest in excess of the Base Rate Interest shall not be required to be paid pursuant to Section 2.1(a), shall be referred to herein as "Accrual Rate Interest," and shall be due and payable by Borrower in accordance with Section 2.6 hereof.

          (c) In addition to Base Rate Interest and Accrual Rate Interest, additional interest (collectively, "Additional Accrued Interest") shall accrue with respect to the Loan, in an amount equal to fifty percent (50%) of the Excess Cash Flow for each NOI Shortfall Year. Additional Accrued Interest shall not be payable pursuant to Sections 2.1, 2.2, or 2.3, but all accrued and unpaid Additional Accrued Interest shall be due and payable in accordance with Section 2.6 hereof.

          (d) All accrued and unpaid Contract Rate Interest and Additional Accrued Interest shall be due and payable at Maturity.

          (e) Notwithstanding anything to the contrary herein contained, pursuant to the Loan Agreement, Lender has agreed to waive payment of Additional Accrued Interest if (i) Borrower repays the Indebtedness in full on or before the Maturity Date (with the exception of any payment made following the acceleration of the Indebtedness by Lender consequent to any Event of Default) or (ii) (x) Net House Profit for the period from June 13, 2000 through and including June 12, 2001 is greater than or equal to the NOI

     Threshold Amount for said period and (y) the cumulative Net House Profit for the period from the date hereof through and including June 12, 2001 is greater than or equal to the Cumulative NOI Threshold Amount for said period.

From and after the earlier to occur of (a) any Event of Default (as hereinafter defined); or (b) Maturity, whether by acceleration or otherwise, interest shall accrue on the amount of the principal balance outstanding hereunder at the Default Rate and shall be payable upon demand. All interest under this Note shall accrue on the actual number of days that funds are outstanding and shall be calculated on the basis of a 360-day year.

     Section 2.2 Scheduled Payments of Principal.  In addition to the payments
                 -------------------------------
of Base Rate Interest required to be made by Borrower pursuant to Section 2.1 above, on each Payment Date, Borrower shall make a mandatory payment to Lender (each such payment being referred to herein as a "Scheduled Principal Payment") in the amount set forth on Exhibit B attached hereto opposite the listing of said Payment Date. Each Scheduled Principal Payment shall be applied to the unpaid principal balance of this Note. The amount of each Scheduled Principal Payment has been calculated by determining the amount of principal that would be required to be paid on each Payment Date in order to fully amortize the Loan over a term of twenty (20) years, utilizing an interest rate equal to the Base Rate in effect as of the date hereof, rather than the Contract Rate. The level of said Scheduled Principal Payments shall not be subject to adjustment for any reason whatsoever, including changes in the Base Rate, or any Partial Prepayment. Borrower and Lender specifically acknowledge and agree that (i) unless so elected by Lender during the continuation of an Event of Default, no portion of any Scheduled Principal Payment shall be applied in reduction of Accrual Rate Interest or Additional Accrued Interest, and (ii) Borrower's payment of the Scheduled Principal Payments in accordance with the terms of this Note will not cause the principal balance of the Note to have been fully amortized as of the Maturity Date and a substantial payment of principal will be due and payable by Borrower at Maturity, pursuant to Section 2.6 hereinbelow.

     Section 2.3  Excess Cash Flow Payments.  Borrower shall, at the times
                  -------------------------
provided below, pay all Excess Cash Flow to Lender. Said payments, which are referred to herein as "Excess Cash Flow Payments", shall be in addition to the payments of Base Rate Interest required to be made pursuant to Section 2.1 of this Note and the Scheduled Principal Payments required to be made pursuant to
Section 2.2 of this Note. Each Excess Cash Flow Payment shall be applied first to the payment of any amounts required to be paid by Borrower pursuant to
Section 2.12 hereinbelow in connection with said Excess Cash Flow Payment and then to the reduction of the outstanding principal balance of this Note; any such reduction of principal shall be in addition to the reduction of principal effectuated pursuant to the Scheduled Principal Payments. Unless so elected by Lender during the continuation of an Event of Default, the Excess Cash Flow Payments shall not be applied to the payment of Accrual Rate Interest or Additional Accrued Interest. Borrower shall make Excess Cash Flow Payments to Lender at the following times only:

          (a) On the first Payment Date following October 31 of each Fiscal Year or portion thereof during the term of this Note, Borrower shall pay to Lender all Excess Cash Flow for the first ten (10) Accounting Periods (or portions thereof during the term of this Note) during the then current Fiscal Year, said Excess Cash Flow to be determined on the basis of the accounting statements required to be furnished by Borrower for such Fiscal Year on or before said Payment Date pursuant to clauses (i) and (ii) of
     Article 7 of the Loan Agreement, subject to any adjustments that may be required based on the accounting statements required to be furnished by Borrower for such Fiscal Year pursuant to clause (iii) of Article 7 of the Loan Agreement, which adjustments shall be incorporated in the payment required to be made by Borrower pursuant to Section 2.3(b) hereinbelow.

          (b) On the first Payment Date following May 31 of each year during the term of this Note, Borrower shall pay to Lender all Excess Cash Flow for the preceding Fiscal Year (or portion thereof during the term of this Note), to the extent not previously paid.

Borrower shall advise Lender, not less than three (3) Business Days prior to the date on which any Excess Cash Flow Payment is required to be made pursuant to
Section 2.3(a) or 2.3(b) hereinabove, of the amount of any such Excess Cash Flow Payment that will be made by Borrower. If the information and materials furnished to Lender by Borrower pursuant to Article 7 of the Loan Agreement disclose that the amount of any payment made by Borrower pursuant to this
Section 2.3 was less than required, then without limitation of Lender's other rights and remedies under the Loan Documents, Borrower shall pay the amount of said deficiency to Lender concurrently with the furnishing of said information and materials to Lender. Notwithstanding anything to the contrary herein contained, the Excess Cash Flow Payments required to be made by Borrower from and after the date hereof with respect to Fiscal Year 1996 shall be based on the Excess Cash Flow for the entirety of Fiscal Year 1996, rather than merely that portion of said Excess Cash Flow attributable to the period from and after the date of this Note; provided, that (i) for the portion of Fiscal Year 1996 occurring prior to the date hereof, the deduction in subsection (b) of the definition of Excess Cash Flow shall be based on interest accrued and paid with respect to the Original Loan during said period, and the deduction in subsection
(c) shall be disregarded as being inapplicable, (ii) in determining Excess Cash Flow for Fiscal Year 1996, the category of deduction set forth in subsection (e) of the definition of Excess Cash Flow shall be expanded to include, in addition, the Borrower's costs and expenses in closing the restructuring of the Loan in accordance with the Loan Documents, to the extent paid to parties that are not Affiliated Parties and are not employees of Borrower or any Affiliated Party, provided that the aggregate limit of all the deductions pursuant to said clause
(e) in Fiscal Year 1996 shall not exceed $75,000.

     Section 2.4 Fixed Rate Election.
                 -------------------

          (a) Prior to the second anniversary of the date hereof, not more often than once during any given Interest Period and provided that there then exists no Event of Default and no event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, Borrower shall have the right, on or before the date that is ten (10) Business Days prior to the expiration of the then current Interest Period, to furnish written notice (a "Cost of Funds Quote Request") to Lender requesting that Lender identify Lender's Cost of Funds. If Borrower shall have furnished a Cost of Funds Quote Request to Lender in accordance with the foregoing, Lender shall furnish Borrower a written notice (a "Cost of Funds Quote") identifying Lender's Cost of Funds, determined as of the date that is five
     (5) Business Days prior to the first day of the next Interest Period. If either the Lender or any of its Participants, in determining their respective Cost of Funds, is subject to a forward rate lock process under which said party's Cost of Funds would be finally set a specified number of days (not to exceed two (2) Business Days) prior to the Conversion Date, Lender shall, concurrently with furnishing the Cost of Funds Quote, notify Borrower of the earliest such date that is applicable to the final setting of the respective Costs of Funds by Lender or any of its Participants, which date is referred to herein as the "Final Cost Quote Date."

          (b) At any time prior to the second anniversary of the date hereof, Borrower may make an election (a "Fixed Rate Election") on a one-time only basis, to convert the Base Rate to the Fixed Rate from the LIBOR Based Rate for the remaining term of the Loan, by giving Lender a written notice (a "Fixed Rate Election Notice") indicating that Borrower has elected to exercise the Fixed Rate Election and specifying the proposed Conversion Date, which shall be the first day of the next Interest Period. Notwithstanding the foregoing, a Fixed Rate Election Notice shall not be effective unless:

                (i) it is received by Lender at least four (4) Business Days before the proposed Conversion Date and said proposed Conversion Date falls on or before the second anniversary of the date hereof;

                (ii) at the time such Fixed Rate Election Notice is given, no Event of Default exists and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

          (c) If Borrower furnishes the Fixed Rate Election Notice in accordance with Section 2.4(b) hereinabove, then from and after the Conversion Date, through and including the Maturity Date, the Base Rate shall be equal to the Fixed Rate, which shall be based on a determination made by Lender, on or before the Conversion Date, as to Lender's Cost of Funds. Notwithstanding anything to the contrary herein contained, if Lender has furnished a Cost of Funds Quote to Borrower during the Interest Period immediately prior to the Conversion Date and if Lender's Cost of Funds, determined by

     Lender on the Final Cost Quote Date, shall be greater than Lender's Cost of Funds as set forth in said Cost of Funds Quote, then Lender shall notify Borrower thereof on or before 9:30 a.m. Eastern time on the Final Cost Quote Date (said notice being referred to herein as a "Final Cost Quote") and Borrower may revoke the Fixed Rate Election by furnishing a notice to Lender by facsimile in the manner provided in Section 11 hereinbelow on or before 10:00 a.m. Eastern time on the Final Cost Quote Date. If Borrower has duly revoked the Fixed Rate Election in accordance herewith, then the Base Rate shall continue to be determined in accordance with Section 2.5 hereinbelow as though the Fixed Rate Election had not been made; provided, however that the Base Rate for the Interest Period commencing on what would have been the Conversion Date shall be a floating rate equal to the Reference Rate determined by Lender from time to time until such time as Lender is capable of determining the LIBOR Based Rate for the remainder of said Interest Period. Borrower hereby acknowledges that (i) although Lender and/or one or more of its Participants will finally determine their respective Costs of Funds as of the Final Cost Quote Date, one or more of said parties may not finally determine their respective Costs of Funds until a later date that is nevertheless on or before the Conversion Date and (ii) changes in circumstances occurring after the date on which the Cost of Funds Quote is furnished or after the Final Cost Quote Date, as the case may be, may cause Lender's Cost of Funds as finally determined for purposes of establishing the Fixed Rate, to differ from Lender's Cost of Funds as set forth in the Cost of Funds Quote or the Final Cost Quote. On or after the Conversion Date, Lender shall furnish Borrower with a written notice (the "Rate Set Notice") identifying the amount of the Fixed Rate.

            (d) If a Fixed Rate is, in the determination of Lender, unavailable, Lender shall give Borrower prompt notice thereof and the applicable Base Rate for each remaining Interest Period shall continue to be the LIBOR Based Rate applicable from time to time.

            (e) Delivery of a Fixed Rate Election Notice by Borrower shall constitute a representation by Borrower that at the time such Fixed Rate Election Notice is given, no Event of Default exists and no event has occurred that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     Section 2.5  Resetting the LIBOR Based Rate.  Until such time as the Fixed
                  ------------------------------
Rate Election has been duly made in accordance with this Note, the Base Rate shall be the LIBOR Based Rate, which shall be determined by Lender for each Interest Period as of the date that is two (2) Business Days prior to the first date of said Interest Period.

     Section 2.6  Maturity.  Subject to Section 2.1(e) hereinabove, the entire
                  --------
outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon (including without limitation all Contract Rate Interest and Additional Accrued Interest) and any other sums due hereunder or under any of the Loan Documents, shall be due and payable at Maturity or on such earlier date as may be required by the terms of this Note or any other Loan Document.

     Section 2.7  Payment.  All payments of principal and interest on this Note
                  -------
are payable in Dollars at Lender's office at 125 West 55th Street, New York, New York by wired federal funds or other immediately available funds on or before 11:00 a.m. Eastern Time on the date such payment is due to ABA No. 026005487, or at such other place within the United States as Lender may specify by notice to Borrower.

     Section 2.8  Prepayment.  Any payment, prior to the time when said amount
                  ----------
shall be due and payable pursuant to the terms hereof, of all or any portion of the then outstanding balance of principal under this Note is referred to herein as a "Prepayment." Any Prepayment of less than the entire balance of principal then outstanding under this Note is referred to herein as a "Partial Prepayment." Any Prepayment of the entire balance of principal then outstanding under this Note is referred to herein as a "Full Prepayment." Borrower shall have the right to make Prepayments only as follows (any Prepayment that is made in accordance with the terms hereof being referred to herein as a "Permitted Prepayment"):

             (a) Borrower shall notify Lender not less than three (3) Business Days prior to making any Prepayment. Any Prepayment (regardless of whether said Prepayment is a Partial Prepayment or a Full Prepayment) shall be accompanied by Borrower's payment to Lender of the entire amount of Lender's Expenses and the entire amount of the Restructuring Fee, to the extent that said amounts have not previously been repaid pursuant to the Loan Agreement.

             (b) Any Partial Prepayment shall be accompanied by Borrower's payment to Lender of all accrued and unpaid Base Rate Interest attributable to the portion of principal that is being prepaid.

             (c) Any Partial Prepayment made on or before December 31, 1999 shall be accompanied by Borrower's payment to Lender of all accrued and unpaid Accrual Rate Interest attributable to the portion of principal that is being prepaid .

             (d) Any Partial Prepayment made after January 1, 2000 and on or before December 31, 2000 shall be accompanied by Borrower's payment to Lender of all accrued and unpaid Accrual Rate Interest attributable to the portion of principal that is being prepaid; provided, however, that, solely for the purposes of determining the payment required to be made by Borrower pursuant to this subsection (d), the amount of said Accrual Rate Interest accrued during calendar year 2000 with respect to the portion of principal that is being prepaid shall be determined as though the Accrual Rate for calendar year 2000 were the Reduced Year 2000 Accrual Rate. The difference between the interest accrued on said prepaid amount during calendar year 2000 computed at the Accrual Rate and the interest accrued on said prepaid amount during calendar year 2000 computed at the Reduced Year 2000 Accrual Rate is referred to herein as the "Deferred Year 2000 Prepayment Interest."

             (e) Any Partial Prepayment made on or after January 1, 2001 and on or before June 11, 2001 shall be accompanied by Borrower's payment to Lender of (i) all Deferred year 2000 Prepayment Interest, if any, and (ii) all accrued and unpaid Accrual Rate Interest attributable to the portion of principal that is being prepaid; provided, however, that, solely for the purpose of determining the payment required to be made by Borrower pursuant to clause (ii) of this subsection (e), the amount of said Accrual Rate Interest accrued during calendar year 2001 with respect to the portion of principal that is being prepaid shall be determined as though the Accrual Rate for calendar year 2001 were the Reduced Year 2001 Accrual Rate. The difference between the interest accrued on said prepaid amount during calendar year 2001 computed at the Accrual Rate and the interest accrued on said prepaid amount during calendar year 2001 computed at the Reduced Year 2001 Accrual Rate is referred to herein as the "Deferred Year 2001 Prepayment Interest."

             (f) A Full Prepayment shall be accompanied by Borrower's payment of all accrued and unpaid Contract Rate Interest, Additional Accrued Interest (subject, however, to Section 2.1(e) hereof) and all other components of the Indebtedness.

             (g) If the Fixed Rate Election has not theretofore been made in accordance with this Note, then any Prepayment may be made on any Payment Date without the payment of any charge or amount other than as set forth above in this Section 2.8; provided, however, that in connection with any Prepayment made on a day other than a Payment Date, and in connection with any Prepayment (regardless of whether said Prepayment is made on a Payment
     Date) following the making of the Fixed Rate Election in accordance with this Note, Borrower shall pay to Lender, on the day that such Prepayment is made, in addition to the amounts otherwise payable pursuant to this Section 2.8, all amounts required to be paid by Borrower under Section 2.12 hereof with respect to such Prepayment as though Lender had made demand for such amount.

             (h) Borrower shall not have the right to make any Prepayments during the continuation of any Event of Default.

     It is specifically acknowledged that the amount of Contract Rate Interest or Accrual Rate Interest, as the case may be, that is outstanding at any time shall specifically include any unpaid Deferred Prepayment Interest; provided that Lender agrees (i) to waive collection of Deferred Year 2000 Prepayment Interest at such time, if any, as the Accrual Rate for calendar year 2000 shall have been converted to the Reduced Year 2000 Accrual Rate by operation of the definition of Accrual Rate under the Note, and (ii) to waive collection of Deferred Year 2001 Prepayment Interest at such time, if any, as the Accrual Rate for calendar year 2001 shall have been converted to the Reduced Year 2001 Accrual Rate by operation of the definition of Accrual Rate under this Note.

     Section 2.9  Late Charge.  If Borrower fails to make any payment due under
                  -----------
this Note on or before the date that is five (5) days after the same shall become due, whether by acceleration or prepayment or otherwise, Lender, in addition to its rights set forth elsewhere in this Note, may at its option:

             (a) charge interest on such payment, from the date on which it was due to the date on which it actually is paid, at the Default Rate; or

             (b) charge a late payment fee in an amount equal to three percent of the amount of such payment;

provided, however, that if any such charge is deemed to be interest in excess of the Maximum Amount, then the amount actually collected by Lender in excess of such lawful amount shall be applied in accordance with the provisions of Section 9 hereof.

     Section 2.10  Yield Protection.
                   ----------------

             (a) Borrower shall pay to Lender from time to time on demand such amounts as Lender may determine to be necessary to compensate it for any additional costs that Lender determines are attributable to its making or maintaining the Loan, or any reduction in any amount receivable by Lender hereunder or under any other Loan Document (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to Lender under this Note or under any other Loan Document (other than taxes imposed on Lender under any laws, rules or regulations or any interpretation, directive or requirement pertaining to the assessment or imposition of any income tax or tax on assets in lieu of income tax); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Lender; or (iii) imposes any other similar condition affecting this Note or any other Loan Document (or any of such extensions of credit or liabilities); provided that Lender notifies Borrower of any event occurring after the date of this Note that will entitle Lender to compensation pursuant to this Section 2.10 within ten days following Lender's actual knowledge of such event pursuant to Lender's receipt of any written publication regarding such event from the official regulatory agency responsible for the relevant Regulatory Change. If, by its terms, the relevant Regulatory Change has retroactive effect, then such compensation shall include any Additional Costs that arise by reason of such retroactive effect, as provided in the preceding sentence, with respect to the relevant Regulatory Change.

             (b) Without limiting the effect of the foregoing provisions of this Section 2.10, if by reason of any Regulatory Change, Lender (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities, including deposits by reference to which the Base Rate is determined as provided in this Note, or a category of extensions of credit or other assets of Lender that includes this Loan and Borrower does not pay such Additional Costs on demand or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if Lender so elects by notice to Borrower, the obligation of Lender to determine the Base Rate in such manner of such type shall be suspended until the date such Regulatory Change ceases to be in effect and during said period the Base Rate shall be a floating rate of interest equal to the Reference Rate determined by Lender from time to time.


             (c) Without limiting the effect of the foregoing provisions of this Section 2.10 (but without duplication), Borrower shall pay to Lender from time to time on demand such amounts as Lender may determine to be necessary to compensate Lender for any costs that it determines are attributable to the maintenance by it or any of its affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Note or thereafter, of capital in respect of the Loan (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of Lender to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Lender will notify Borrower of any event occurring after the date of this Agreement that will entitle Lender to compensation pursuant to this
     Section 2.10 as promptly as practicable, and in no event later than 60 days, after it determines to request such compensation.

             (d)  Determinations and allocations by Lender for purposes of this
     Section 2.10 of the effect of any Regulatory Change pursuant to subsections
     (a) or (b), or of the effect of capital maintenance requirements pursuant to subsection (c), on its costs of making or maintaining the Loan or on amounts receivable by, or the rate of return to, it in respect of the Loan, and of the additional amounts required to compensate Lender under this
     Section 2.10, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis. Upon Borrower's request, Lender shall deliver to Borrower a summary of the calculations by which any such determinations or allocations are made by Lender.

             (e) If and as practicable, Lender shall use its reasonable best efforts to take such action as it determines to be appropriate to reduce amounts payable by Borrower under this Section 2.10, provided that Borrower pays any costs or expense of Lender in taking any such action.

     Section 2.11  Illegality.  Any other provision in this Note to the contrary
                   ----------
notwithstanding, if the Base Rate is equal to the LIBOR Based Rate and it becomes unlawful for Lender to honor its obligation to make available or maintain the Base Rate at the LIBOR Base Rate, then Lender shall promptly notify Borrower thereof and from and after the date specified by Lender in said notice, the Base Rate shall be a floating rate of interest equal to the Reference Rate determined by Lender from time to time, provided that prior to the second anniversary of the date hereof, Borrower shall retain the right to make the Fixed Rate Election, if Borrower would otherwise be permitted to make the Fixed Rate Election, under Section 2.4 of this Note.

     Section 2.12  Certain Compensation.
                   --------------------

             (a) If the Fixed Rate Election has not theretofore been made in accordance with this Note, Borrower shall pay to Lender, upon demand, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate Lender for any loss, cost or expense that Lender determines is attributable to any payment of interest or principal under this Note on a date other than a Payment Date (whether by reason of acceleration, the making of a Permitted Prepayment or otherwise). Without limiting the foregoing, such compensation shall include the amount, if any, by which (i) the amount of interest that otherwise would have accrued on the principal amount so paid for the period from and including the date of such payment through and including the next Payment Date at the Contract Rate exceeds (ii) the amount of interest (as reasonably determined by Lender) Lender would have bid in a wholesale market selected by Lender for Dollar deposits for amounts comparable to such principal amount and maturities comparable to the period in question.

             (b) If the Fixed Rate Election has theretofore been made in accordance with this Note, Borrower shall pay to Lender, upon demand, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate Lender and any Participants for any loss, cost or expense that Lender or said Participants determines is attributable to any payment of interest or principal under this Note (whether by reason of acceleration, the making of a Permitted Prepayment, the making of an Excess Cash Flow Payment or otherwise) prior to the Maturity Date other than (x) the payment of Base Rate Interest pursuant to Section 2.1(a) hereinabove and (y) the making of any Scheduled Principal Payment pursuant to Section
     2.2 hereinabove. Without limiting the foregoing, such compensation shall include the following, determined separately with respect to Lender and each of the Participants: (A) the amount, if any, by which (i) the amount of interest that otherwise would have accrued on the principal amount so paid for the period from and including the date of such payment through and including the Maturity Date at the Contract Rate exceeds (ii) the amount of interest (as reasonably determined by Lender or said Participant, as the case may be) Lender (or said Participant) would have bid in a wholesale market selected by Lender (or said Participant) for Dollar deposits for amounts comparable to such principal amount and maturities comparable to the period in question; or (B) in the discretion of Lender or said Participant, if said party shall have entered into a "swap", "hedge" or other agreement with a counterparty (each, a "Counterparty Agreement") in connection with the furnishing of the Fixed Rate, all damages, termination fees and other costs, expenses and penalties incurred by Lender or by said Participant in connection with the termination, principal reduction or prepayment of said Counterparty Agreement as a consequence of the payment in question.

             (c) Determinations by Lender as to the amounts payable pursuant to this Section 2.12 shall be conclusive, absent manifest error, and provided that such determinations are made on a reasonable basis. Upon Borrower's request, Lender shall deliver to Borrower a summary of the calculations by which any such determinations are made by Lender.


     3.  Events of Default.  Any of the following shall constitute an "Event of
         -----------------
Default" under this Note:

                        (i) the failure of Borrower to make any payment required under this Note, whether such payment is required to be made to Lender or to some other person or entity, within five (5) days following the date the same shall become due; or

                        (ii) the failure of Borrower to perform in any material respect any other covenant or agreement hereunder if such failure remains uncured for a period of thirty (30) days after such failure has occurred or, if the failure is such that it cannot reasonably be cured within such 30-day period, if Borrower fails to commence the cure of such failure within such 30-day period or thereafter fails to diligently pursue such efforts to completion, provided, however, that in no event shall the amount of time permitted for any such cure exceed 90 days after such failure shall occur; or

                        (iii) the occurrence of any Events of Default under the
             Mortgage, the Loan Agreement or any other Loan Document or if the right to foreclose the Mortgage shall accrue to Lender;

then, at any time thereafter, at the election of the holder or holders hereof and without further notice to Borrower, the principal sum remaining unpaid hereon, together with accrued interest thereon (including without limitation Contract Rate Interest and Additional Accrued Interest), shall become at once due and payable at the place of payment as aforesaid, and Lender may proceed to foreclose the Mortgage, to exercise any other rights and remedies available to Lender under the Mortgage and the other Loan Documents and to exercise any other rights and remedies against Borrower or with respect to this Note which Lender may have at law, in equity or otherwise.

     From and after the occurrence of an Event of Default, Lender is expressly authorized to apply payments made under this Note as Lender may elect against any or all amounts, or portions thereof, then due and payable hereunder or under the Mortgage or any other Loan Document, the outstanding principal balance due under this Note, the unpaid and accrued interest under this Note (including without limitation Contract Rate Interest and Additional Accrued Interest), or any combination of the foregoing.

     4.   Remedies Cumulative.  The remedies of Lender, as provided herein or in
          -------------------
the Mortgage or any other Loan Document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent Event of Default. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Lender's rights or remedies hereunder. Except as otherwise specifically required herein, notice of the exercise of any right or remedy granted to Lender by this Note is not required to be given.

     5.   Attorneys' Fees, Accountants' Fees, Consultants' Fees.  If:  (i) this
          -----------------------------------------------------
Note or any Loan Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note or any Loan Document; (iii) an attorney is retained to protect or enforce the lien of the Mortgage or any other Loan Document; (iv) an attorney is retained to represent Lender in connection with (or in anticipation of) any other proceedings or matters whatsoever in connection with this Note, the Mortgage, any of the other Loan Documents or any property subject thereto; or (v) an Event of Default shall be continuing, then Borrower shall pay to Lender all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder. If Lender retains an accountant or business consultant to advise Lender in connection with the Loan during the continuation of any Event of Default or in connection with any of the proceedings or matters described above, then Borrower shall pay to Lender all reasonable fees, costs and expenses incurred by Lender in connection therewith, in addition to all other amounts due hereunder.

     6.   Waiver.  Borrower, each guarantor hereof, if any, and any and all
          ------
others who are now or may become liable for all or part of the obligations of Borrower, under this Note (all of the foregoing being referred to collectively herein as "Obligors") agree to be jointly and severally bound hereby and jointly and severally: (i) to the fullest extent allowed by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of the payment hereof or hereunder (except as otherwise expressly provided herein); (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each of the Obligors shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not be affected in any manner by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, indorsers, guarantors and other Obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such Obligors or security shall not affect the liability of any of the Obligors for the payment hereof. Time is of the essence hereof.

     7.   Governing Law and Other Agreements.  Borrower agrees that:  (i) this
          ----------------------------------
instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Illinois, without reference to the conflicts of laws principles of such state; (ii) the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. { 1601 et seq.; (iii) said obligation constitutes a
                              -- ----
business loan within the purview of Ill. Rev. Stat. ch. 17, para. 6404 (1987), 815 ILCS 205/4 (1992); and (iv) the proceeds of the indebtedness evidenced by this Note will not be used for the purchase of registered equity securities within the purview of Regulation "U" issued by the Board of Governors of the Federal Reserve System.

     8.   Interpretation.  The parties hereto intend and believe that each
          --------------
provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of the Borrower and the holder hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Borrower and Lender with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of the following paragraph.

     9.   Excess Interest.  All agreements between Borrower and Lender are
          ---------------
expressly limited so that in no contingency or event whatsoever, whether by reason of: errors of fact or law, prepayment or advancement of the proceeds of the Loan, acceleration of maturity of the unpaid balance of this Note, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or retention of the money to be advanced hereunder, including any fees or charges collected or made in connection with the Loan that may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable in connection with such agreements (the "Maximum Amount"). If, from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity (if any) prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Lender shall ever receive as interest an amount that would exceed the maximum legal limit (if any such limit is applicable), such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due under this Note and not to the payment of interest or, if necessary, rebated to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

     10.  Successors and Assigns.  Upon any endorsement, assignment or other
          ----------------------
transfer of this Note by Lender or by operation of law, the term "Lender," as used herein, shall mean such endorsee, assignee or other transferee or successor to Lender then becoming the holder of this Note. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, assigns and personal representatives of the parties hereto; provided, however, that Borrower shall not assign its rights hereunder, under the Note or under any other Loan Document in whole or in part. Any such assignments by Borrower shall be void.

     11.  Notices.  All notices, requests and demands to or upon the respective
          -------
parties hereto, to be effective, shall be in writing and shall be delivered by hand or sent by (x) mail (certified or registered, postage prepaid, return receipt requested), (y) by a nationally recognized overnight courier service, or (z) by facsimile transmission (provided that the original of any notice sent by facsimile transmission shall be sent by a nationally recognized overnight courier service) and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered if delivered by hand, or three Business Days following deposit if sent by certified or registered mail, or on the next Business Day following deposit with a nationally recognized overnight courier service, or upon receipt if sent by facsimile with an original by nationally recognized overnight courier service (provided that if said facsimile was received after 5:00 p.m. in the local time zone of the recipient on any Business Day, said notice shall not be deemed to have been received until the following Business Day), addressed in each case as follows, or to such address or other address as may be hereafter notified by such parties:

         if to Lender:   National Bank of Canada
                         New York Branch
                         125 West 55th Street
                         New York, New York  10019
                         Attention:  LoriAnn Curnyn
                         Facsimile No.:  (212) 632-8775


         if to Borrower: Mutual Benefit Chicago Marriott Suite Hotel
                         Partners, L.P.
                         Host Marriott Corporation
                         10400 Fernwood Drive
                         Bethesda, Maryland 20817-1109
                         Attention:  Law Department
                         Facsimile No.:  (301) 380-6332


     12.  Relationship of Parties.  Borrower and Lender intend that the
          -----------------------
relationship created under this Note and under the other Loan Documents be solely that of debtor and creditor or mortgagor and mortgagee, as the case may be. Nothing herein or in the other Loan Documents is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Property other than that of creditor or mortgagee. In particular, no participation by Lender in the profit from operations of, appreciation in value of, or profit from the sale or any further encumbrance of the Property shall constitute a partnership, joint venture, tenancy-in-common, or joint tenancy between Borrower and Lender. Borrower covenants and agrees that it will not take any action or assert or maintain any position at any time inconsistent with the foregoing.

     13.  Non-recourse.
          ------------

          (a) Extent of Non-recourse.  Anything in this Note to the contrary
              ----------------------
     notwithstanding, Lender shall have no personal recourse against either Borrower, the General Partner, any limited partner of Borrower, or any Affiliated Party nor any officer, director, employee or agent of any of the foregoing for the repayment of any of the principal of or interest on the Loan or for any deficiency judgment that Lender may obtain after foreclosure of the liens securing such repayment, or, subject to the provisions of Section 13(b) hereof, for any deficiency, loss or damage suffered by Lender as a result of the failure by Borrower or the General Partner to comply with any of the terms or conditions of this Note or any of the other Loan Documents and, subject to the provisions of Section 13(b) hereof, Lender agrees not to seek recourse against any of the foregoing for any such deficiency, loss or damage. The foregoing limitations are limitations on Lender's right of recourse against Borrower and shall not impair the validity or enforceability of the indebtedness evidenced by this Note or any of the other obligations of Borrower under the Loan Documents secured by the Property or the lien of or security interest in or the right of Lender as mortgagee or secured party to foreclose and/or enforce its rights in the Property after default by Borrower or the General Partner.

          (b) Borrower's Liability for Damages or Misapplication of Funds.  The
              -----------------------------------------------------------
     provisions of Section 13(a) hereof to the contrary notwithstanding, Borrower and the General Partner shall be fully liable (i) for any damages attributable to fraud or material misrepresentation in any Loan Document or in any written communication by Borrower in connection with the Loan or in connection with the Original Loan; (ii) for the retention of any rental income or other income arising with respect to all or any part of the Property covered by the Mortgage after Lender has given to Borrower any notice that Borrower is in default hereunder or under the other Loan Documents and that Lender has exercised its option to accelerate maturity of the Note, foreclose or require the foreclosure of the liens securing payment thereof, receive or collect such rental income or other income or exercise its rights under the Loan Documents (to the full extent of the rental income or other income retained after the giving of any such notice); (iii) for any Gross Revenues distributed to any partners in Borrower subsequent to the date hereof; (iv) for any Gross Revenues, Net House Profits or Excess Cash Flow not applied as required pursuant to
     Article 8 of the Loan Agreement; (v) for the misapplication of (A) proceeds paid prior to any such foreclosure under any insurance policies by reason of damage, loss or destruction to any portion of the property covered by the Mortgage (to the full extent of such proceeds), or (B) any proceeds or awards resulting from the condemnation, prior to any such foreclosure, of all or any part of the property covered by the Mortgage (to the full extent of such proceeds or awards); and (v) for damages arising from the breach of any representation, warranty, covenant or other obligation concerning "Environmental Claims", "Environmental Conditions" or "Environmental Noncompliance" (as such terms are defined in the Loan Agreement and except for matters set forth on Exhibit H of the Loan Agreement), including without limitation the indemnification provisions of

     Section 12.20 of the Loan Agreement; provided, however, that the recourse liability of the General Partner in connection with the matters set forth in this clause (v) shall not extend to conditions present in the Land prior to the date on which Borrower acquired the leasehold interest under the Ground Lease, except to the extent that such recourse liability is otherwise applicable to the General Partner pursuant to clause (i) hereinabove.

          (c) Liability of General Partners.  To the extent of personal
              -----------------------------
     liability of Borrower under Section 13(b) hereof, the General Partner of Borrower hereby agrees to be liable therefor and waives any requirement of law that in the event of a default hereunder Lender must proceed against Borrower or exhaust any assets of Borrower before proceeding against the General Partner or the General Partner's assets; provided, however, that in no event shall any limited partner of Borrower, any Affiliated Party (other than the General Partner), or any officer, director, employee or agent of any partner of Borrower or of any Affiliated Party have any liability under
     Section 13(c) hereof, and Lender agrees that it shall not seek recovery from any party that is excluded from liability pursuant to this sentence.


     IN WITNESS WHEREOF, the undersigned, through their duly authorized officers, have executed this Note as of the day and year first above written.

                              MUTUAL BENEFIT CHICAGO MARRIOTT
                              SUITE HOTEL PARTNERS, L.P., a Rhode Island limited partnership

                              By:   MOHS CORPORATION, a Delaware
                                    corporation, its sole General Partner


                                    By: /s/ Christopher G. Townsend
                                       ----------------------------------------
                                    Name: Christopher G. Townsend
                                         --------------------------------------
                                    Title: Vice President
                                          -------------------------------------



Schedule of Exhibits
--------------------

Exhibit A - NOI Threshold Amounts
Exhibit B - Scheduled Principal Payments

                                   EXHIBIT A
                                   ---------

                             NOI THRESHOLD AMOUNTS
                             ---------------------


          Fiscal Year                         NOI Threshold Amount
          -----------                         --------------------
              1996                              $3,317,186
              1997                              $3,264,637
              1998                              $3,406,320
              1999                              $3,379,011
              2000                              $3,228,127
              2001                              $3,199,132

                                   EXHIBIT B
                                   ---------

                         SCHEDULED PRINCIPAL PAYMENTS
                         ----------------------------


         DATE                       PAYMENT                  PRINCIPAL

         12/24/96                      1                     $138,759.12
         03/24/97                      2                     $141,382.53
         06/24/97                      3                     $144,055.54
         09/24/97                      4                     $146,779.09
         12/24/97                      5                     $149,554.14
         03/24/98                      6                     $152,381.64
         06/24/98                      7                     $155,262.61
         09/24/98                      8                     $158,198.04
         12/24/98                      9                     $161.188.97
         03/24/99                     10                     $164,236.45
         06/24/99                     11                     $167,341.55
         09/24/99                     12                     $170,505.35
         12/24/99                     13                     $173,728.97
         03/24/00                     14                     $177,013.53
         06/24/00                     15                     $180,360.19
         09/24/00                     16                     $183,770.13
         12/24/00                     17                     $187,244.53
         03/24/01                     18                     $190,784.62
         06/12/01                     19                  $22,557,453.00


                                      B-1